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                                                                      Exhibit 15


October 27, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Ladies and Gentlemen:

We are aware that United Technologies Corporation has included our report dated October 19, 1999 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statements on Form S-3 (Nos. 333-89041, 333-26331, 33-46916 and 333-74195), in
the Registration Statement on Form S-4 (No. 333-77991) and in the Registration Statements on Form S-8 (Nos. 333-21853, 333-18743, 333-21851, 33-57769, 33-
45440, 33-11255, 33-26580, 33-26627, 33-28974, 33-51385, 33-58937, 2-87322, 333-
77817, 333-77991 and 333-82911). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers, LLP